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                                                                   Exhibit 23(b)


                            INDEPENDENT AUDITORS' CONSENT


We consent to the use in the Proxy Statement of Moorman Manufacturing Company and Subsidiaries which is included in this Registration Statement on Form S-4 and related Prospectus of Archer-Daniels-Midland Company of our report dated May 12, 1997 (September 12, 1997 as to Note 14), appearing in the Prospectus.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP



St. Louis, Missouri
October 16, 1997